UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 26, 2006 (January 20, 2006)

Analysts International Corporation
(Exact name of registrant as specified in its charter)

Minnesota	0-4090	41-0905408
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3601 West 76th Street, Minneapolis, Minnesota	55435-3000
(Address for principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 835-5900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 26, 2006, Analysts International Corporation issued a press release announcing that the Company entered into an amendment of the Company’s Credit Agreement with General Electric Capital Corporation (“GE Capital”). The amendment extends the term of the credit facility to January 20, 2010. In addition, the amendment also modified certain financial covenants called for by the Credit Agreement. The full text of the press release issued in connection with the announcement and the amendment are attached as Exhibit 99.1 and 99.2, respectively, and are incorporated in this Current Report as is fully set forth herein.

GE Capital also previously consented to a retirement payment of approximately $1.4 million from the Company’s Special Executive Retirement Plan to Michael J. LaVelle upon his retirement as the Company’s Chief Executive Officer.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

99.1 Press release issued January 26, 2006 and entitled “Analysts International Extends Credit Facility with GE Capital.”

99.2 Eighth Amendment to Credit Agreement between Analysts International Corporation (“Borrower”) and General Electric Capital Corporation (Lender and Agent) dated January 20, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 26, 2006	ANALYSTS INTERNATIONAL CORPORATION

/s/ Colleen M. Davenport
Colleen M. Davenport
Secretary and General Counsel

EXHIBIT INDEX

EXHIBIT NO.	ITEM

99.1	Press release dated January 26, 2006 and entitled “Analysts International Extends Credit Facility with GE Capital.”

99.2	Eighth Amendment to Credit Agreement between Analysts International Corporation (“Borrower”) and General Electric Capital Corporation (Lender and Agent) dated January 20, 2006.